UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      August 14, 2008
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (203) 498-4210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 14, 2008, Vion Pharmaceuticals, Inc. (the “Company”), announced that the Company had received a letter from NASDAQ on August 13, 2008 informing the Company that it would be delisted from the Nasdaq Stock Market and trading in its shares would be suspended effective the open of business on August 15, 2008. As stated in the letter, trading in the shares was suspended on the Nasdaq Stock Market on August 15, 2008. The Company’s common stock is currently quoted on the Pink Sheets. The Company is working with a market maker that has advised the Company that it has filed a Form 211 with Financial Industry Regulatory Authority (FINRA) to seek clearance to quote the Company’s common stock on the OTC Bulletin Board®.
A copy of the press release announcing the receipt of the delisting letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01(d)	Exhibits.

Exhibit 99.1	Press release dated August 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: August 18, 2008	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release dated August 14, 2008.